THE LIPPER FUNDS, INC.

                                 CODE OF ETHICS

I. Introduction.

     The purpose of this Code of Ethics is to prevent Access Persons (as defined below) of The Lipper Funds, Inc., a U.S.-registered investment company (the "Company"), from engaging in any act, practice or course of business prohibited by paragraph (b) of Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"). This Code of Ethics is required by paragraph (c) of the Rule. A copy of the Rule is attached to this Code of Ethics as Appendix 1.

     Access Persons of the Company, in conducting their personal securities transactions, owe a fiduciary duty to the shareholders of the Company. The fundamental standard to be followed in personal securities transactions is that Access Persons may not take inappropriate advantage of their positions. All personal securities transactions by Access Persons must be conducted in such a manner as to avoid any actual or potential conflict of interest between the Access Person's interest and the interests of the Company, or any abuse of an Access Person's position of trust and responsibility. Potential conflicts arising from personal investment activities could include buying or selling securities based on knowledge of the Company's trading position or plans (sometimes referred to as front-running), and acceptance of personal favors that could influence trading judgments on behalf of the Company.

     While this Code of Ethics is designed to address identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations and, in this regard, Access Persons are expected to adhere not only to the letter, but also the spirit, of the policies contained herein. For example, the restrictions contained herein on the purchase or sale of a security would include the purchase or sale of an equivalent security, such as the writing of an option to purchase or sell a security, and restrictions contained herein on personal securities transactions for an Access Person's account would apply equally to an account in which such Access Person has "beneficial ownership." Such accounts include, but are not limited to, accounts owned by the Access Person, the Access Person's spouse, minor children or other persons residing in the Access Person's household or to whose support the Access Person contributes significantly, and any other account in which the Access Person has a pecuniary interest. "Pecuniary interest" generally is the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities.

II. Definitions.

     In order to understand how this Code of Ethics applies to particular persons and transactions, familiarity with the key terms and concepts used in this Code of Ethics is necessary. Those key terms and concepts are:

     1. "Access Person" means any director, officer or "advisory person" of the Company. A list of the Company's Access Persons is attached as Appendix 2 to this Code of Ethics and will be updated from time to time.

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     2.   "Administrator" means Chase Global Fund Services Company, the
          Company's administrator.

     3. "Administrator Code" means the Code of Ethics adopted by the Administrator.

     4. "Advisory person" means (a) any employee of the Company or of any company in a control relationship to the Company, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a "covered security" by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of "covered securities".

     5. "Beneficial ownership" has the meaning set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended, a copy of which is included as Appendix 3.

     6.   "Control" has the meaning set forth in Section 2(a)(9) of the Act.

     7. "Covered Security" means a security as defined in Section 2(a)(36) of the Act, and includes, but is not limited to, notes, stocks, bonds, investment contracts, puts, calls and options, except that it does not include direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, shares issued by open-end funds, securities in residential cooperative corporations or other interests in real estate, or interests in oil and gas partnerships.

     8. "Independent director" means a director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the Act.

     9. "Lipper" means Lipper & Company, L.L.C., the investment adviser for the Lipper U.S. Equity Fund and the Lipper High Income Bond Fund.

     10. "Lipper Code" means the Code of Ethics adopted by Lipper and attached as Appendix 4 to this Code of Ethics.

     11. "Lipper L.P." means Lipper & Company, L.P., the principal underwriter of the Company.

     12. "Lipper L.P. Code" means the Code of Ethics adopted by Lipper L.P. and attached as Appendix 5 to this Code of Ethics.

     13. "Prime Lipper" means Prime Lipper Asset Management, the investment adviser for the Lipper Prime Europe Equity Fund.

     14. "Prime Lipper Code" means the Code of Ethics adopted by Prime Lipper and attached as Appendix 6 to this Code of Ethics.


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     15.  "Purchase or sale of a Covered Security" includes, among other things, the purchase or sale of an equivalent security, such as the writing of an option to purchase or sell a Covered Security.

III. Restrictions Applicable to Officers and Employees of Lipper, Prime Lipper and Lipper L.P. and Access Persons who are Directors, Officers or Employees of the Administrator.

     1. All officers and employees of Lipper, Prime Lipper and Lipper L.P. shall be subject to the restrictions, limitations and reporting responsibilities set forth in the Lipper Code, the Prime Lipper Code and the Lipper L.P. Code, respectively, as if fully set forth herein.

     2. All Access Persons who are directors, officers or employees of the Administrator shall be subject to the restrictions, limitations and reporting responsibilities set forth in the Administrator Code, as if fully set forth herein.

     3. Persons subject to this Section III shall not be subject to the restrictions, limitations and reporting responsibilities set forth in Sections IV and V below.

IV.  Prohibitions; Exemptions.

     1.   Prohibited Purchases and Sales.

     No Access Person may purchase or sell, directly or indirectly, any Covered Security in which that Access Person has, or by reason of the transaction would acquire, any direct or indirect beneficial ownership and which to the actual knowledge of that Access Person at the time of such purchase or sale:

          A.   is being actively considered for purchase or sale by the Company;
               or

          B.   is being purchased or sold by the Company.

     2.   Exemptions From Certain Prohibitions.

     The prohibited purchase and sale transactions described in Section IV.1. above do not apply to the following personal securities transactions:

          A. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control or any account for which the Access Person has no investment discretion;

          B. purchases or sales which are non-volitional on the part of either the Access Person or the Company;

          C. purchases which are part of an automatic dividend reinvestment plan (other than pursuant to a cash purchase plan option);


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          D.   purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired;

          E. any purchase or sale, or series of related transactions, involving not more than 1,500 shares or .05% of the market capitalization in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current market price per share) greater than $1 billion; and

          F. any purchase or sale which a person or persons designated by a majority of the independent directors of the Company approves on the grounds that its potential harm to the Company is remote.

     3.   Prohibited Recommendations.

     An Access Person may not recommend the purchase or sale of any Covered Security to or for the Company without having disclosed his or her interest, if any, in the Covered Security or the issuer thereof, including without limitation:

          A. any direct or indirect beneficial ownership of any Covered Security of such issuer, including any Covered Security received in a private securities transaction;

          B. any contemplated purchase or sale by such person of a Covered Security;

          C.   any position with such issuer or its affiliates; or

          D. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

V. Adoption and Approval of the Code of Ethics of the Company, Lipper, Prime Lipper and Lipper L.P.

     The Board of Directors of the Company, including a majority of the independent directors must approve this Code of Ethics, the Code of Ethics of Lipper, Prime Lipper and Lipper L.P. and any material changes to the Codes. The Board must approve material changes no later than six (6) months after the adoption of such changes.

     Before approving the Codes, the Board will receive a certification from the Company, Lipper, Prime Lipper and Lipper L.P. respectively, that each has adopted procedures reasonably necessary to prevent Access Persons from violating the applicable Code.

     The Board must approve the Code of Ethics of an investment adviser or principal underwriter before retaining their services.


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


VI.  Reporting.

     1.   Initial Holdings Reports.

     No later than ten (10) days after a person becomes an Access Person, he must report to the Company the following information:

          A. the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

          B. the name of any broker, dealer or bank with whom the Access person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

          C.   the date that the report is submitted by the Access Person.

     2.   Quarterly Reporting.

          A. Subject to the provisions of paragraph B. below, every Access Person shall either report to the Company the information described in paragraph C. below with respect to transactions in any Covered Security in which the Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security or, in the alternative, make the representation in paragraph E. below.

          B    (1) An Access Person is not required to make a report with respect to any transaction effected for any account over which the Access Person does not have any direct or indirect influence or control; provided, however, that if the Access Person is relying upon the provisions of this paragraph B.(1) to avoid making such a report, the Access Person shall, not later than 10 days after the end of each calendar quarter, identify any such account in writing and certify in writing that he or she had no direct or indirect influence over any such account.

               (2) An independent director of the Company who would be required to make a report pursuant to VI.1. and VI.2. above solely by reason of being a director of the Company is required to report a transaction in a security only if the independent director, at the time of the transaction, knew or, in the ordinary course of fulfilling the independent director's official duties as a director of the Company, should have known that (a) the Company has engaged in a transaction in the same security within the last 15 days or is engaging or going to engage in a transaction in the same security within the next 15 days, or (b) the Company, Lipper or Prime Lipper has within the last 15 days considered a transaction in the


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


                   same security or is considering a transaction in the same security or within the next 15 days is going to consider a transaction in the same security.

          C. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

               (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (3)  the price at which the transaction was effected;

               (4) the name of the broker, dealer or bank with or through whom the transaction was effected;

               (5)  the date that the report is submitted by the Access Person;
                    and

               (6) a description of any factors potentially relevant to an analysis of whether the Access Person may have a conflict of interest with respect to the transaction, including the existence of any substantial economic relationship between the transaction and securities held or to be acquired by the Company.

          D. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person.

               (1) the name of the broker, dealer or bank with whom the Access Person established the account;

               (2)  the date the account was established; and

               (3)  the date that the report is submitted by the Access Person.

          E. If no transactions were conducted by an Access Person during a calendar quarter that are subject to the reporting requirements described above, such Access Person shall, not later than 10 days after the end of that calendar quarter, provide a written representation to that effect to the Company.


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


     3.   Annual Reporting and Certification.

          A. All Access Persons are required to certify annually that they have read and understand this Code of Ethics and recognize that they are subject to the provisions hereof and will comply with the policy and procedures stated herein. Further, all Access Persons are required to certify annually that they have complied with the requirements of this Code of Ethics and that they have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such policies. A copy of the certification form to be used in complying with this paragraph A. is attached to this Code of Ethics as Appendix 7. Upon approval of this Code of Ethics by the Board, the Independent Directors shall be deemed to have complied with the requirements of this paragraph A, and shall not have to complete the annual certification form.

          B. The Company, Lipper, Prime Lipper and Lipper L.P. shall each prepare an annual report to the Board of Directors of the Company to be presented at the first meeting of the Board after the end of each calendar year and which shall:

               (1) summarize existing procedures concerning personal investing, including preclearance policies and the monitoring of personal investment activity after preclearance has been granted, and any changes in the procedures during the past year;

               (2) describe any issues arising under the Code of Ethics since the last report to the Board including, but not limited to, identifying any violations requiring significant remedial action and the sanctions imposed during the past year;

               (3) identify any recommended changes in existing restrictions or procedures based upon experience under this Code of Ethics, evolving industry practice or developments in applicable laws and regulations;

               (4) contain such other information, observations and recommendations as deemed relevant by the Company, Lipper, Prime Lipper or Lipper L.P.; and

               (5) certify that the Fund, Lipper, Prime Lipper and Lipper L.P. have adopted Codes of Ethics with procedures reasonably necessary to prevent Access Persons from violating the Code.

     4.   Notification of Reporting Obligation and Review of Reports.

     Each Access Person shall receive a copy of this Code of Ethics and be notified of his reporting obligations. All reports shall be promptly submitted upon completion to the Compliance Officer for his review.


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


     5.   Miscellaneous.

          Any report under this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the securities to which the report relates.

VII. Confidentiality.

     No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Company) any information regarding securities transactions by the Company or consideration by the Company, Lipper or Prime Lipper of any such securities transaction.

     All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

VIII. Sanctions.

     Upon discovering a violation of this Code of Ethics, the Board of Directors of the Company may impose any sanctions it deems appropriate, including a letter of censure, the suspension or termination of any director, officer or employee of the Company, or the recommendation to the employer of the violator of the suspension or termination of employment.

Dated: September 13, 2000


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


                                   APPENDIX 1

     Rule 17j-1 of the Investment Company Act of 1940, as attached.


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17 CFR s 27.17j-1
17 C.F.R. section 270.17j-1                                              PAGE 1


                          CODE OF FEDERAL REGULATIONS

                       TITLE 17--COMMODITY AND SECURITIES
                                   EXCHANGES

                      CHAPTER II--SECURITIES AND EXCHANGE
                                   COMMISSION

                        PART 270--RULES AND REGULATIONS,
                         INVESTMENT COMPANY ACT OF 1940

                  Current through January 14, 2000; 65 FR 2502


Section 270.17j-1 Personal investment activities of investment company personnel.

[Compliance date of section see 64 FR 46821, section IV, Aug. 27, 1999.]

(a) Definitions. For purposes of this section:

(1) Access Person means:

(i) Any director, officer, general partner or advisory Person of a Fund or of a Fund's investment adviser.

(A) If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whole principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

(B) An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever, is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes an extraordinary items, from the other business or businesses.

(ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

(2) Advisory Person of a Fund or of a Fund's investment adviser means:

(i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

(ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

(3) Control has the same meaning as in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].

(4) Covered Security means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it does not include:

(i) Direct obligations of the Government of the United States;

(ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

(iii) Shares issued by open-end Funds.

(5) Fund means an investment company registered under the Investment Company
Act.

(6) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

(7) Investment Personnel of a Fund or of a Fund's investment adviser means:

(i) Any employee of the Fund or investment adviser (or of any company in control relationship to the Fund or investment adviser) who, in connection with




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17 CFR s 270.17j-1                                                        PAGE 2

his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

(ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(8) A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504,2 230.505, or 230.506] under the Securities Act of 1933.

(9) Purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

(10) Security Held or to be Acquired by a Fund means:

(i) Any Covered Security which, within the most recent 15 days:

(A) Is or has been held by the Fund; or

(B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

(ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

(b) Unlawful Actions. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

(1) To employ any devise, scheme or artifice to defraud the Fund;

(2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

(3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

(4) To engage in any manipulative practice with respect to the Fund.

(c) Code of Ethics.

(1) Adoption and Approval of Code of Ethics.

(i) Every Fund (other than a money market Fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by (b) of this section.

(ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

(iii) If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph
(c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

(2) Administration of Code of Ethics.




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17 CFR s 270.17j-1                                                        PAGE 3

(i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

(ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment adviser and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

(A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

(B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

(3) Exception for Principal Underwriters. The requirements of paragraphs (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

(i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

(ii) An officer, director or general partner of the principal underwriter serves as officer, director or general partner of the Fund or of the Fund's investment adviser.

(d) Reporting Requirements of Access Persons.

(1) Reports Required. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market Fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

(i) Initial Holdings Reports. No later than 10 days after the person become an Access Person, the following information:

(A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(C) The date that the report is submitted by the Access Person.

(ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

(A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

(1) The date of the transactions, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

(2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(3) The price of the Covered Security at which the transaction was effected;

(4) The name of the broker, dealer or bank with or through which the transaction was effected: and

(5) The date that the report is submitted by the Access Person.

(B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(1) The name of the broker, dealer or bank with whom the Access Person established the account;

(2) The date the account was established; and

(3) The date that the report is submitted by the Access Person.

(iii) Annual Holding Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

(A) The tile, number of share sand principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;





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17 CFR s 270.17j-1                                                        PAGE 4

(B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

(C) The date that the report is submitted by the Access Person.

(2) Exceptions from Reporting Requirements.

(i) A person need not make a report under paragraph (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

(ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-22(a)(19)], and who would be required to make a report solely by reason of being a Fund director, need not make:

(A) An initial holdings report under paragraph (d)(1)(i) of this section and an annual holdings report under paragraph (d)(1)(iii) of this section; and

(B) A quarterly transaction report under paragraph (d)(1)(ii) of this section, unless the director know or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

(iii) An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this section if:

(A) The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

(B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or any investment adviser of the Fund.

(iv) An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this section if all the information in the report would duplicate information required to be recorded under sections 275.204-2(a)(12) or 275.204(a)(13) of this chapter.

(v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the record of the Fund, investment adviser or principal underwriter.

(3) Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.

(4) Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph
(d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

(5) Beneficial Ownership. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under section 240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 (15 U.S.C. 78p] and the rules and regulations thereunder. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(e) Pre-approval of Investments in IPOs and Limited Offerings. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

(f) Recordkeeping Requirements.

(1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business,

17 CFR s 270.17j-1                                                        PAGE 5

maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

(A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessable place;

(B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

(C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph
(d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessable place;

(D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

(E) A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval in granted.

[45 FR 73919, Nov. 7, 1980; 64 FR 46834, Aug. 27, 1999]

[General Materials (GM) - References, Annotations, or Tables]

17 C.F.R. section 270.17j-1

17 CFR section 270.17j-1

                                   APPENDIX 2

     The following persons are "Access Persons" for purposes of The Lipper Funds, Inc.'s Code of Ethics:

     Kenneth Lipper
     Abraham Biderman
     Martin Maltz
     Stanley Brezenoff
     Irwin Russell
     Steven Finkel
     Lawrence S. Block
     Kim Fields
     Karl Hartmann
     Helen Robichaud
     Ellen Watson O'Brien
     Patricia Leyne

                                   APPENDIX 3

     Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as attached.

17 CFR s 240.16a-1
17 C.F.R. Section 240.16a-1

                           CODE OF FEDERAL REGULATIONS

                       TITLE 17--COMMODITY AND SECURITIES
                                   EXCHANGES

                      CHAPTER II--SECURITIES AND EXCHANGE
                                   COMMISSION

                          PART 240--GENERAL RULES AND
                      REGULATIONS, SECURITIES EXCHANGE ACT
                                    OF 1934

                        SUBPART A--RULES AND REGULATIONS
                      UNDER THE SECURITIES EXCHANGE ACT OF
                                      1934

                     REGISTRATION OF GOVERNMENT SECURITIES
                       BROKERS AND GOVERNMENT SECURITIES
                                    DEALERS

                      REPORTS OF DIRECTORS, OFFICERS, AND
                             PRINCIPAL SHAREHOLDERS

     Current through November 19, 1999; 64 FR 63557

Section 240.16a-1 Definition of Terms.

Terms defined in this rule shall apply solely to section 16 of the Act and the rules thereunder. These terms shall not be limited to section 16(a) of the Act but also shall apply to all other subsections under section 16 of the Act.

(a) The term beneficial owner shall have the following applications:

(1) Solely for purpose of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered pursuant to section 12 of the Act, the term "beneficial owner" shall mean any person who is deemed a beneficial owner pursuant to section 13(d) of the Act and the rules thereunder; provided, however, that the following institutions or persons shall not be deemed the beneficial owner of securities of such class held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business (or in the case of an employee benefit plan specified in paragraph (a)(1)(vi) of this section, of securities of such class allocated to plan participants where participants have voting power) as long as such shares are acquired by such institutions or persons without the purpose or effect of changing or influencing control of the issuer or engaging in any arrangement subject to Rule 13d-3(b)(Section 240.13d-3(b)):

(i) A broker or dealer registered under section 15 of the Act (15 U.S.C. 78o);

(ii) A bank as defined in section 3(a)(6) of the Act (16 U.S.C. 78c);

(iii) An insurance company as defined in section 3(a)(19) of the Act (15 U.S.C.
78c);

(iv) An investment company registered under section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8);

(v) Any person register as an investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state;

(vi) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. 1001 et seq. ("ERISA") that is subject to the provisions of ERISA, or any such plan that is not subject to ERISA that is maintained primarily for the benefit of the employees of a state or local government or instrumentality, or an endowment fund;

(vii) A parent holding company or control person, provided the aggregate amount held directly by the parent or control person, and directly and indirectly by their subsidiaries or affiliates that are not persons specified in paragraphs
(a)(1)(i) through (ix), does not exceed one percent of the securities of the subject class;

(viii) A savings association as defined in Section 3(b) of the Federal Deposit Insurance Act (12 U.S.C. 1813);

(ix) A church plan that is excluded from the definition of an investment company under section 3(c)(14) of the investment Company Act of 1940 (15 U.S.C. 80a-3); and

(x) A group, provided that all the members are persons specified in Section 240.16a-1(a)(1)(i) through (ix).

(xi) A group, provided that all the members are persons specified in Section 240.16a-1(a)(1)(i) through (vii).

Note to paragraph (a). Pursuant to this section, a person deemed a beneficial owner of more than ten percent of any class of equity securities registered under section 12 of the Act would file a Form 3 (Section 249.103), but the securities holdings disclosed on Form 3, and changes in beneficial ownership reported on subsequent Forms 4 (Section 249.104) or 5 (Section 249.105), would be determined by the definition of "beneficial owner" in paragraph(a)(s) of this section.

17 CFR s 240.16a-1
17 C.F.R. Section 240.16a-1

(2) Other than for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered under Section 12 of the Act, the term beneficial owner shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

(i) The term pecuniary interest in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

(ii) The term indirect pecuniary interest in any class of equity securities shall include, but not be limited to:

(A) Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also Section 240.16a-1(a)(4);

(B) A General partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

(1) The general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

(2) The general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

(C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that not pecuniary interest shall be present where;

(1) The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over period of one year or more; and

(2) Equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

(D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

(E) A person's interest in securities held by a trust, as specified in Section 240.16a-8(b); and

(F) A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

(iii) A shareholder shall not be deemed to have pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

(3) Where more than one person subject to section 16 of the Act is deemed to be a beneficial owner of the same equity securities, all such persons must report as beneficial owners of the securities, either separately or jointly, as provided in Section 240.16a-3(j). In such cases, the amount of short-swing profit recoverable shall not be increased above the amount recoverable if there were only one beneficial owners.

(4) Any person filing a statement pursuant to section 16(a) of the Act may state that the filing shall not be deemed on admission that such person is, for purposes of section 16 of the Act or otherwise, the beneficial owner of any equity securities covered by the statement.

(5) The following interests are deemed not to confer beneficial ownership for purposes of section 16 of the Act:

(i) Interests in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935 (15 U.S.C. 79a et seq.);

(ii) Interests in portfolio securities held by any investment company registered under the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.); and

17 CFR s 240.16a-1
17 C.F.R. Section 240.16a-1

(iii) Interests in securities comprising part of a broad-based, publicly traded market basket or index of stocks, approved for trading by the appropriate federal governmental authority.

                                   APPENDIX 4

     Lipper & Company, L.L.C.'s Code of Ethics, as attached.

                                   APPENDIX 5

     Lipper & Company, L.P.'s Code of Ethics, as attached.

                                   APPENDIX 6

     Prime Lipper Asset Management's Code of Ethics, as attached

                                   APPENDIX 7

                               CERTIFICATION FORM

     This is to certify that I have read and understand the Code of Ethics of The Lipper Funds, Inc. and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

     This is to further certify that I have complied with the requirements of such Code of Ethics and that I have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such Code of Ethics.

     Please sign your name here: __________________________

     Please print your name here: __________________________

     Please date here: __________________________

     Please sign two copies of this Certification Form, return one copy to Abraham Biderman, The Lipper Funds, Inc., 101 Park Avenue, New York, New York 10178, and retain the other copy, together with a copy of the Code of Ethics, for your records.